Exhibit 2.1

Wyoming Secretary of State 2020 Carey Avenue Suite 700 Cheyenne, WY 82002-0020 Ph. 307-777-7311	For Office Use Only WY Secretary of State FILED: Mar 27 2019 11:08AM Original ID: 2019-000848263

Profit Corporation

Articles of Incorporation

I.	The name of the corporation is: Draxo Technology Inc.

II.	The name and physical address of the registered agent of the corporation is: Registered Agents Inc. 30 N Gould St Ste R Sheridan, WY 82801

III.	The mailing address of the corporation is: PO BOX 1832 Draper Draper, UT 84020

IV.	The principal office address of the corporation is: 12465 South Fort Street Suite 240 12465 South Fort Street, Suite 240 Draper, UT 84020

V.	The number, par value, and class of shares the corporation will have the authority to issue are:
Number of Common Shares: 200,000,000	Common Par Value: $0.0100
Number of Preferred Shares: 0	Preferred Par Value: $0.0000

VI.	The name and address of each incorporator is as follows: JOHN J BRANNELLY PO BOX 1832

Signature:	JOHN J BRANNELLY	Date: 03/27/2019
Print Name:	JOHN J BRANNELLY
Title:	Attorney
Email:	jack@brannellylaw.com
Daytime Phone #:	(801) 953-9070

Wyoming Secretary of State 2020 Carey Avenue Suite 700 Cheyenne, WY 82002-0020 Ph. 307-777-7311

☑	I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

☑	I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17-16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

☑	I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.

☑	I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

☑	I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

☑	I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: JOHN J BRANNELLY

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑	I acknowledge having read W.S. 6-5-308.
Filer is:	☑ An Individual	☐ An Organization

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Signature:	JOHN J BRANNELLY	Date: 03/27/2019
Print Name:	JOHN J BRANNELLY
Title:	Attorney
Email:	jack@brannellylaw.com
Daytime Phone #:	(801) 953-9070

Wyoming Secretary of State 2020 Carey Avenue Suite 700 Cheyenne, WY 82002-0020 Ph. 307-777-7311

Consent to Appointment by Registered Agent

Registered Agents Inc., whose registered office is located at 30 N Gould St Ste R, Sheridan, WY 82801, voluntarily consented to serve as the registered agent for Draxo Technology Inc. and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature:	JOHN J BRANNELLY	Date: 03/27/2019
Print Name:	JOHN J BRANNELLY
Title:	Attorney
Email:	jack@brannellylaw.com
Daytime Phone #:	(801) 953-9070

STATE OF WYOMING

Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

Draxo Technology Inc.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 27th day of March, 2019 at 11:08 AM.

Remainder intentionally left blank.

Filed Date: 03/27/2019	Filed Online By: JOHN J BRANNELLY on 03/27/2019